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As filed with the Securities and Exchange Commission on July 28, 2003

Registration No. 333-84438

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3971414 (I.R.S. Employer Identification No.)
2520 Renaissance Boulevard King of Prussia, PA 19406 (Address of Principal Executive Offices) (Zip Code)
610.292.6600 (Registrant's telephone number, including area code)

Mr. Jerry R. Welch
President and Chief Executive Officer
FAO, Inc.
2520 Renaissance Boulevard
King of Prussia, PA 19406
610.292.6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
From time to time after the Registration Statement becomes effective (Approximate date of commencement of proposed sale to the public)

        If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        In accordance with the undertaking contained in the Registration Statement on Form S-3, as amended (File No. 333-84438), pursuant to Item 512(a)(3) of Regulation S-K and pursuant to this Post-Effective Amendment No. 3 to the Registration Statement, the Registrant hereby deregisters all of the shares of the Registrant's common stock registered pursuant to the Registration Statement remaining unsold as of the date hereof.

Item 8. Exhibits.

The following exhibit is filed as part of this Amendment to the Registration Statement.

Exhibit Number	Exhibit
24.1	Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on July 28, 2003.

FAO, INC.

By:	/s/ JERRY R. WELCH
Name:	Jerry R. Welch
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Jerry R. Welch		President and Chief Executive Officer, Director	July 28, 2003
* Richard A. Kayne		Director	July 28, 2003
* Fred Kayne		Chairman of the Board, Director	July 28, 2003
* Jill T. Higgins		Director	July 28, 2003
* Douglas Coltharp		Director	July 28, 2003
* Brian McDermott		Director	July 28, 2003
* Charles Norris		Director	July 28, 2003
* David Walsh		Director	July 28, 2003
* Jerry Kollar		Senior Vice President-Finance and Controller (Principal Financial Officer and Principal Accounting Officer)	July 28, 2003
*By:	/s/ JERRY R. WELCH Jerry R. Welch Pursuant to power of attorney dated June 27, 2003

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SIGNATURES